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                      SECURITIES EXCHANGE AND COMMISSION

                            Washington, D. C.  20549

                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 27, 2000


                      Terayon Communication Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          000-24647                                    77-0328533
    (Commission File No.)                  (I.R.S. Employer Identification No.)


                             2952 Bunker Hill Lane
                             Santa Clara, CA 95054
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (408) 727-4400
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Item 2.   Acquisition or Disposition of Assets.

     A.   Digital Transmission Equipment.

          On September 27, 2000 (the "Digitrans Closing Date"), the registrant, Terayon Communication Systems, Inc., a Delaware corporation ("Terayon"), acquired Digital Transmission Equipment, a California corporation ("Digitrans"), pursuant to that certain Stock Purchase Agreement (the "Digitrans Agreement") by and among Terayon, Digitrans, The D.W. Thomas Companies, Inc., a California corporation and Donald W. Thomas, an individual dated September 27, 2000 (the "Digitrans Acquisition"). Digitrans develops, markets and sells digital equipment solutions that enable broadcasters, satellite operators and cable television system operators to optimize network services.

          Pursuant to the Digitrans Agreement, Terayon acquired all outstanding shares of capital stock of Digitrans, and Digitrans became a wholly-owned subsidiary of Terayon on September 27, 2000 (the "Effective Time"). As consideration for the Digitrans Acquisition, the former shareholders and the employees of Digitrans received an aggregate of three hundred ninety four thousand three hundred twenty nine (394,329) shares of Terayon common stock and approximately two hundred ninety three thousand four hundred dollars ($293,400) in cash payments as described in the Digitrans Agreement attached hereto as
Exhibit 2.1. The Digitrans Acquisition is intended to qualify for "purchase" accounting treatment under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.

     B.   Mainsail Networks, Inc.

          On September 29, 2000 (the "Mainsail Closing Date"), the registrant, Terayon Communication Systems, Inc., a Delaware corporation ("Terayon"), acquired Mainsail Networks, Inc., a Delaware corporation ("Mainsail"), pursuant to that certain Agreement and Plan of Merger and Reorganization among Terayon, MN Acquisition Corp., a Delaware corporation, Mainsail and Certain Stockholders of Mainsail dated August 1, 2000 (the "Mainsail Acquisition"), as amended by that Certain First Amendment to Agreement and Plan of Reorganization dated September 29, 2000 (collectively, the "Merger Agreement").

          Pursuant to the Merger Agreement, Terayon acquired all outstanding shares of capital stock of Mainsail, and Mainsail became a wholly-owned subsidiary of Terayon on September 29, 2000 (the "Effective Time"). As consideration for the Mainsail Acquisition, the former stockholders of Mainsail received an aggregate of three million one hundred thirty seven thousand two hundred sixty five (3,137,265) shares of Terayon common stock and approximately three million nine hundred nineteen thousand four hundred and ten dollars in a cash payment as described in the Merger Agreement attached hereto as Exhibit
2.2. The Mainsail Acquisition is intended to qualify for "purchase" accounting treatment under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and the related published interpretations of the AICPA, the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission.
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Item 7.   Financial Statements and Exhibits.

     a. The financial statements required by this Item will be filed by amendment no later than 60 days after the date of this report.

     b. The pro forma financial statements required by this Item will be filed by amendment no later than 60 days after this report.

     c. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:
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  Exhibit Number    Exhibit

       2.1 Stock Purchase Agreement, dated September 27, 2000, by and among Terayon Communication Systems, Inc., Digital Transmission Equipment, The D.W. Thomas Companies, Inc. and Donald W. Thomas

       2.2 Agreement and Plan of Merger and Reorganization, dated September 29, 2000, among Terayon Communication Systems, Inc., MN Acquisition Corp., a Delaware corporation, Mainsail and Certain Stockholders of Mainsail Networks, Inc.

       2.3 First Amendment to Agreement and Plan of Merger and Reorganization dated September 29, 2000
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Terayon Communication Systems, Inc.


Dated:  October 5, 2000            By:  /s/ Shlomo Rakib
                                      -------------------------------------
                                       Shlomo Rakib
                                       President
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                                 EXHIBIT INDEX
                                 -------------
Exhibit
Number         Description

2.1 Stock Purchase Agreement, dated September 27, 2000, by and among Terayon Communication Systems, Inc., Digital Transmission Equipment, The D.W. Thomas Companies, Inc. and Donald W. Thomas

2.2 Agreement and Plan of Merger and Reorganization, dated September 29, 2000, among Terayon Communication Systems, Inc., MN Acquisition Corp., a Delaware corporation, Mainsail and Certain Stockholders of Mainsail Networks, Inc.

2.3 First Amendment to Agreement and Plan of Merger and Reorganization dated September 29, 2000